Exhibit 10.1

Settlement Agreement and Mutual Release

This Settlement Agreement and Mutual Release (“Agreement”) is made effective this 11th day of December, 2024 (the “Effective Date”), by and between Assure Holdings Corp. (“Assure”), Assure Acquisition Corp. (“Merger Sub”) and Wellgistics Health, Inc. formerly known as Danam Health, Inc. (“Danam”). The signatories to this Agreement will be referred to individually as a “Party” and jointly as the “Parties.”

RECITALS

A. On or about December 16, 2023, Assure and Danam entered into a Non-Binding Term Sheet (the “LOI”) reflecting the proposed terms and conditions of a reverse merger transaction between Assure and Danam (the “Transaction”).

B. On or about February 12, 2024, Assure, Merger Sub and Danam entered into an Agreement and Plan of Merger (the “Merger Agreement”).

C. On or about April 8, 2024, Assure, Merger Sub and Danam entered into a Partial Waiver and Amendment Agreement (the “Partial Waiver Agreement”) relating to Assure’s failure to perform certain obligations under the Merger Agreement. Pursuant to the Merger Agreement, Assure’s failure to perform certain obligations under the Merger Agreement triggered Danam’s right to terminate the Merger Agreement and obligated Assure to pay Danam a $1,000,000 termination fee (the “Special Termination Fee”). Pursuant to the Partial Waiver Agreement, Assure issued Danam a $1,000,000 convertible promissory note (the “Convertible Note”) for the Special Termination Fee. A true and correct copy of the Convertible Note is attached to this Agreement as Exhibit A.

D. The LOI, Merger Agreement, Partial Waiver Agreement, and Convertible Note are collectively referred to as the “Merger Documents.”

E. On or about June 11, 2024, Assure terminated the Merger Agreement pursuant to Section 8.1(b) thereof.

F. Various disputes have arisen between Assure and Danam arising out of the Transaction and in connection with the Merger Documents.

G. The Parties, without admitting or denying any liability, now enter into this Agreement with the express intent to resolve any and all past and future, known or unknown, disputes or claims that could have been asserted related to or arising from the Transaction or Merger Documents based on the terms set forth below.

AGREEMENT

In consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned Parties hereby agree, represent, warrant, and covenant as follows:

1. Incorporation and Effect of Recitals. The above Recitals and the documents referenced therein are material to this Agreement and are incorporated herein by this reference.

2. Settlement Terms.

a. Mutual Release. In exchange for the promises, covenants, and representations made herein and other good and valuable consideration, each Party, on behalf of itself, its agents, successors, assigns, parent entities, subsidiaries, trust, trustees, beneficiaries, affiliates, representatives, partners, attorneys, accountants, auditors, shareholders, interest holders, members, managers, officers, directors, and employees, mutually RELEASE, ACQUIT, AND FOREVER DISCHARGE the other Parties and each of that those Parties’ agents, successors, assigns, parent entities, subsidiaries, trust, trustees, beneficiaries, affiliates, representatives, partners, attorneys, accountants, auditors, shareholders, interest holders, members, managers, officers, directors, and employees from any and all claims, debts, demands, actions, causes of action, lawsuits, sums of money, judgments, liabilities, and/or costs and expenses whatsoever, both at law and in equity, that they ever had, now have, or may hereafter have, arising out of or relating to the Transaction and/or Merger Documents

b. Cancellation of the Convertible Note. As of the Effective Date, the Convertible Note, dated April 8, 2024, executed by Assure and in favor of Danam, and attached to this Agreement as Exhibit A, shall be deemed cancelled. As part of the execution of this Agreement, Danam shall include the following directly on the Convertible Note that is attached to this Agreement as Exhibit A: (1) a notation stating “CANCELLED”; and (2) the signature of an individual with authority to bind Danam. Danam agrees and understands that Assure owes Danam no money under the Convertible Note, and that Danam will be unable to seek any relief arising out of or relating to the Convertible Note in the future.

c. Agreed Mutual Termination of the Merger Agreement. The Parties agree that the Merger Agreement is terminated pursuant to Section 8.1(a), with such termination being effective as of June 11, 2024. The Parties understand and agree that they shall have no further obligations to each other as a result of termination of the Merger Agreement.

d. Termination Fee. The Parties agree that no Party owes any other Party any Termination Fee (as that term is defined in the Merger Agreement) or Reimbursed Expenses (as that term is defined in the Merger Agreement) contemplated by Paragraph 8.3 of the Merger Agreement.

e. Agreed Termination of the Partial Waiver Agreement. As of the Effective Date, the Partial Waiver Agreement shall be deemed terminated. The Parties shall have no further obligations to each other under the Partial Waiver Agreement.

3. No Admission of Liability. Nothing in this Agreement, including the fact that it was entered into by the Parties, shall constitute, or be construed as, any admission of wrongdoing, liability, or fault on behalf of any of the Parties hereto.

4. Choice of Law and Venue. This Agreement shall be governed, construed, and interpreted in accordance with the laws of the State of Nevada, without giving effect to the choice or conflict of law provision or rule that would cause application of the laws of any jurisdiction other than the State of Nevada. Any legal suit, action, or proceeding arising out of or relating to this Agreement or the matters contemplated hereunder shall be instituted in the state or federal courts of the State of Nevada, and each Party irrevocably submits to the jurisdiction of such courts in any such suit, action, or proceeding, and waives and objection based on improper venue or forum non conveniens.

5. Confidentiality. The Parties agree that all terms of this Agreement shall remain confidential and shall not be revealed or disclosed to any person or entity except as necessary for any Party to enforce this Agreement, fulfill any fiduciary or contractual obligations, or as ordered pursuant to a final order of any court of competent jurisdiction.

6. Non-Disparagement. The Parties agree that they will not (nor will they cause or cooperate with others to), in any way, shape or form, disseminate any disparaging information, publicly criticize, ridicule, disparage, or defame each other, or each Party’s products, services, policies, directors, officers, shareholders, or employees, with or through any written or oral statements or images (including, but not limited to, any statements made via websites, blogs, postings to the internet, or emails and whether or not they are made anonymously or through the use of a pseudonym). This non-disparagement provision is not intended in any way to prevent a Party from testifying truthfully and completely under oath in a court proceeding.

7. Representation by Counsel. The Parties hereby acknowledge that they have had the opportunity to have this Agreement reviewed by counsel of their choosing, and that they have reviewed and are fully and fairly informed and understand the meaning, import, and effect of all provisions herein. Because the Parties have had the opportunity for review and comment by counsel of their choosing, no Party shall be deemed to have drafted this Agreement and accordingly this Agreement shall not be construed more strictly against any one Party than any other, it being recognized that all Parties have contributed substantially and materially to the preparation of this Agreement.

8. Enforcement. The mutual release contained herein does not release any claims for enforcement of the terms, conditions, or warranties contained in this Agreement. The Parties shall be free to pursue any remedies available to them to enforce the terms of this Agreement.

9. Further Assurances. The Parties agree to cooperate in the performance of this Agreement and take all actions necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

10. Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such holding shall not affect any other provisions herein. In the event any provision is held illegal, invalid, or unenforceable, such provision shall be limited so as to give effect to the intent of the Parties to the fullest extent permitted by applicable law.

11. Counterparts. This Agreement may be executed in counterparts, with electronic copies having the same force and effect as original physical signatures, and such executed counterparts shall be binding upon all Parties hereto, notwithstanding that the signature of all Parties may not appear on a single page.

12. Entire Agreement. This Agreement contains the entire agreement between and among the Parties. No statements, promises, or inducements made by any Party that are not contained in this Agreement shall be valid or binding. This Agreement may not be modified except in a writing expressly referencing the modification signed by all Parties.

13. Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, regardless of whether the other provision is similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

14. Authority. Each Party’s representative, by signing below, represents and warrants that he or she has the full and necessary authority to enter into this Agreement and bind the Party on whose behalf he or she signs to all terms and conditions of this Agreement, and that the Party has not assigned any rights or claims that are covered by this Agreement to any other party and that it is the only real party in interest with respect to the claims or defenses being waived and released by this Agreement. The person signing below acknowledges that he or she is signing with the intent and understanding that the other Party will rely on the signature and the warranty made in this paragraph and that such reliance is reasonable without any further investigation and without regard to any knowledge or notice of any facts suggesting a contrary conclusion.

15. Assignment. This Agreement binds and inures to the benefit of the Parties hereto, as well as their successors and assigns.

16. Headings. The headings of the various paragraphs contained herein are for convenience of reference only and shall not affect the meaning or construction of any of the provisions of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

ASSURE:

Dated: 12/15/2024	Assure Holdings Corp.

	By:	/s/ John Farlinger
	Name:	John Farlinger
	Title:	Chief Executive Officer

MERGER SUB:

Dated: 12/15/2024	Assure Acquisition Corp.

	By:	/s/ John Farlinger
	Name:	John Falinger
	Title:	Chief Executive Officer

DANAM:

Dated: 12/12/2024	Wellgistics Health, Inc. formerly known as Danam Health, Inc.

	By:	/s/ Timothy Canning
	Name:	Timothy Canning
	Title:	Chief Executive Officer

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